UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

MOBILE INFRASTRUCTURE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-40415	98-1583957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W. 4th Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BEEP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, Mobile Infrastructure Corporation (the “Company”) entered into that certain Third Amendment to Credit Agreement (the “Third Amendment”), by and among the Company, Mobile Infra Operating Company, LLC (the “Operating Company”), certain subsidiaries of the Operating Company (together with the Operating Company, the “Borrower”), and KeyBank National Association (“KeyBank”), amending that certain Credit Agreement, dated as of March 29, 2022, as amended by that certain First Amendment to Credit Agreement, dated as of November 17, 2022, and as further amended by that Waiver and Second Amendment to Credit Agreement, dated as of August 25, 2023 (collectively with the Third Amendment, the “Credit Agreement”), by and among the Borrower, the Company, KeyBank and the other financial institutions party thereto as lenders. Capitalized terms used but not defined in this Current Report on Form 8-K (this “Report”) have the meanings related thereto in the Credit Agreement.

Pursuant to the Third Amendment, the parties agreed to extend the maturity date of the Credit Agreement to a maximum maturity date of June 30, 2025, subject to certain interest rate adjustments after the first extended maturity date of October 1, 2024, and certain further interest rate adjustments after the second extended maturity date of April 1, 2025. In addition, pursuant to the Third Amendment, the Borrower is required to work diligently to refinance certain of its real property in Chicago, Illinois. The Third Amendment also requires the Borrower or the Company to prepay the Loans with the net proceeds of any Capital Events related to the Borrower, the Company or any of their respective subsidiaries. In addition, the Borrower agreed to maintain certain of its real property located in Clarksburg, West Virginia and Milwaukee, Wisconsin free and clear of any Liens other than encumbrances permitted under the Credit Agreement, and Mobile Infra Holdings, LLC, a subsidiary of the Operating Company, agreed to pledge all of its direct and indirect equity interests in the entities that own such property to KeyBank for the duration of the Credit Agreement.

The foregoing description of the Third Amendment is a summary only and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Report relating to the Third Amendment is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1#	Third Amendment to Credit Agreement, dated as of March 1, 2024, by and among Mobile Infra Operating Company, LLC, certain subsidiaries of Mobile Infrastructure Corporation, as borrowers party thereto, Mobile Infrastructure Corporation, and KeyBank National Association, as administrative agent and lender

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

# Certain of the exhibits or schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: March 5, 2024	By:	/s/ Stephanie Hogue
	Name:	Stephanie Hogue
	Title:	Chief Financial Officer